Exhibit 1.01 – Conflict Minerals Report

Conflict Minerals Report of Oil States International, Inc.

In accord with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Mineral Report of Oil States International, Inc. (the Company or Oil States) for calendar year 2013 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

1.     Introduction

The intent of this Conflict Minerals Report (CMR) is to describe Oil States due diligence process in accordance with Rule 13p-1 requirements.

2.     SOR Facility Description

Oil States’ tier 1 suppliers were requested to use the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Due Diligence Template (EICC-GeSI Template) to identify 3TG smelters and refiners (SORs) and associated countries of origin. Below is a summary of verified smelters1:

SOR / Facility Name	Conflict-Free Status
Gold
1. Metalor USA Refining Corporation 2. Royal Canadian Mint 3. Johnson Matthey Inc 4. Ohio Precious Metals, LLC 5. Materion 6. Tanaka Kikinzoku Kogyo K.K. 7. Xstrata Canada Corporation	1. CFSP 2. CFSP 3. CFSP 4. CFSP 5. CFSP 6. CFSP 7. No Certification
Tin

1.  Minsur

2.  Malaysia Smelting Corporation (MSC)

3.  PT Tambang Timah

4.  PT Timah

5.  Thaisarco

6.  EM Vinto

7.  Geiju Non-Ferrous Metal Processing Co. Ltd.

8.  Cookson

9.  Metallo Chimique

10.  EM Vinto

11.  Mineração Taboca S.A.

12.  OMSA

13.  Yunnan Tin Company

14.  PT Koba Tin

15.  PT Bangka Kudai Tin

16.  PT Belitung Industri Sejahtera

17.  PT Tinindo Inter Nusa

18.  Gejiu Zi-Li

19.  CV Duta Putra Bangka

20.  PT Refined Banka Tin

21.  PT Mitra Stania Prima

22.  PT Bangka Putra Karya

23.  Liuzhou China Tin

1.  CFSP

2.  CFSP

3.  No Certification

4.  No Certification

5.  CFSP

6.  No Certification

7.  CFSP

8.  No Certification

9.  No Certification

10.  No Certification

11.  CFSP

12.  CFSP

13.  CFSP

14.  No Certification

15.  No Certification

16.  No Certification

17.  No Certification

18.  No Certification

19.  No Certification

20.  No Certification

21.  No Certification

22.  No Certification

23.  No Certification

1 Verified smelters are those listed by the EICC. (CFSP - “Conflict Free Smelter Program”; TI-CMC - "Tungsten Industry - Conflict Minerals Council”)

Tungsten
1. Kennametal Inc. 2. HC Starck	1. TI-CMC 2. TI-CMC
Tantalum
1. H.C. Starck Group 2. Ningxia Orient Tantalum Industry Co., Ltd 3. Global Advanced Metals 4. Zhuzhou Cement Carbide	1. CFSP 2. CFSP 3. CFSP 4. CFSP

Countries of Origin for these SORs are believed to include:

Argentina, Australia, Brazil, Bolivia, Canada, Chile, China, Democratic Republic of Congo, Ethiopia, Indonesia, Japan, Malaysia, Mozambique, Peru, Russia, Rwanda, South Africa, United States, Uzbekistan, Zambia

3.     Design of Due Diligence Framework

Oil States’ due diligence process is designed in accordance with the Organization for Economic Cooperation and Development’s (OECD’s) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf 2. It is important to note that the OECD Guidance was written for both upstream3 and downstream4 companies in the supply chain. As Oil States is a downstream company in the supply chain, our due diligence practices were tailored accordingly.

2 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

3 Upstream companies refer to those between the mine and SOR. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.

4 Downstream companies refer to those entities between the SOR and retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers

4.     Due Diligence Measures Performed

Due Diligence measures undertaken by Oil States included the following:

●	Adopted a Conflict Minerals Policy. Our conflict minerals policy is publicly available at https://www.oilstatesintl.com/Corporate-Governance-1223.html

●	Assembled an internal team to support supply chain due diligence

●	Established a system of controls and transparency over the mineral supply chain

●	Implemented internal measures to strengthen company engagement with suppliers

●	Included internal grievance mechanism in the Conflict Minerals Policy

●

Engaged with SORs to obtain mine of origin and transit routes and assessed whether SORs have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas

●	Designed and implemented a strategy to respond to supply chain risks

●	Implemented a risk management plan, monitored and tracked risk mitigation, reported to senior management and evaluated supplier relationship

●	Undertook additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances

●	Reported Annually on Supply Chain Due Diligence. This CMR and the Form SD to which it is an exhibit are publicly available at http://www.ir.oilstatesintl.com/sec.cfm.

5.     Steps to Improve Due Diligence

Oil States will endeavor to continuously improve upon supply chain due diligence efforts via the following measures:

●	Continue to assess the presence of 3TG in the supply chain

●	Clearly communicate expectations with regard to supplier performance, transparency and sourcing

●	Increase response rate for RCOI process

●	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the EICC/GeSI Conflict Free Smelter program

6.     Independent Private Sector Audit

A private sector audit is not required.